Exhibit 23.1



                       CONSENT OF DELOITTE TOUCHE TOHMATSU
                                       AS
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the France Telecom U.S. Employee Shareholding - November 2004 Plan of our audit report dated February 12, 2004 (for notes 1 to 32) and April 7, 2004 (for note 33) appearing in the Annual Report on Form 20-F of France Telecom for the fiscal year ended December 31, 2003.



DELOITTE & ASSOCIES
(Formerly Deloitte Touche Tohmatsu)




Neuilly sur Seine, France
November 22, 2004